Appendix I

Non-GAAP Reconciliations

Consolidated
Continuing Operations

	2007	2008	2009	2010	2011	2012	2013	TTM 2014
Operating Income	$ 70,183	$ 70,132	$ 42,254	$ 58,195	$ 87,581	$ 92,838	$ 100,480	$ 104,372
Depreciation and Amortization	9,513	12,807	16,076	20,461	23,168	28,383	31,875	33,417
Adjusted EBITDA	$ 79,696	$ 82,939	$ 58,330	$ 78,656	$ 110,749	$ 121,221	$ 132,355	$ 137,789

KAMAN

Adjusted EBITDA
Adjusted EBITDA - Adjusted EBITDA is defined as operating income before depreciation and amortization.
Adjusted EBITDA is calculated on our consolidated results as well as the results of our reportable segments.
Adjusted EBITDA differs from Segment Operating Income, as calculated in accordance with GAAP, in that it excludes depreciation and amortization. We have made numerous investments in our business, such as acquisitions and increased capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems. Management believes Adjusted
EBITDA provides an additional perspective on the operating results of the organization and earnings capacity and helps improve the comparability of our results between periods by eliminating the impact of non-cash depreciation and amortization expense. Adjusted EBITDA does not give effect to cash used for debt service requirements and thus does not reflect  available funds for distributions, reinvestment or other discretionary uses.
Adjusted EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP.

Aerospace

Continuing Operations

	2010	2011	2012	2013	TTM 2014
Operating Income	$ 67,151	$ 80,424	$ 89,142	$ 102,573	$ 101,686
Depreciation and Amortization	10,992	12,540	13,947	15,041	15,439
Adjusted EBITDA	$ 78,143	$ 92,964	$ 103,089	$ 117,614	$ 117,125

Distribution

Continuing Operations

	2010	2011	2012	2013	TTM 2014
Operating Income	$ 30,005	$ 46,894	$ 50,560	$ 43,326	$ 51,581
Depreciation and Amortization	6,107	7,059	9,565	11,556	12,170
Adjusted EBITDA	$ 36,112	$ 53,953	$ 60,125	$ 54,882	$ 63,751

KAMAN

Adjusted EBITDA

2009	2010	2011	2012	2013	TTM 2014
Cash flow from continuing operations	$ 70,846	$ 36,763	$ 43,861	$ 84,580	$ 62,547	$ 87,717
Expenditures for property, plant and equipment	(13,551)	(21,472)	(28,816)	(32,569)	(40,928)	(37,719)
Free Cash Flow	$ 57,295	$ 15,291	$ 15,045	$ 52,011	$ 21,619	$ 49,998
Net earnings from continuing operations	$ 25,713	$ 35,481	$ 49,928	$ 53,928	$ 56,699	$ 59,303
Free cash flow as a % of net earnings	222.8%	43.1%	30.1%	96.4%	38.1%	84.3%

KAMAN

Free Cash Flow
Free Cash Flow - Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” less
“Expenditures for property, plant & equipment.” Management believes free cash flow provides an important perspective on the cash available for dividends to shareholders, debt repayment, and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow internally to assess both business performance and overall liquidity. The following table illustrates the calculation of free cash flow using “Net cash provided by (used in) operating activities” and “Expenditures for property, plant &
equipment”, GAAP measures from the Consolidated Statements of Cash Flows included in this release.

Consolidated			
Continuing Operations			**TTM**
	2012	**2013**	**2014**
Current Period			
Sales	$ 1,592,828	$ 1,681,806	$ 1,735,027
Acquisition sales	106,544	72,578	43,129
Organic sales	$ 1,486,284	$ 1,609,228	$ 1,691,898
Prior Period			
Sales from prior year	$ 1,477,534	$ 1,592,828	$ 1,628,283
Acquitisions	1,626	-	-
Organic sales	$ 1,475,908	$ 1,592,828	$ 1,628,283
$ Change	$ 10,376	$ 16,400	$ 63,615
% Change	0.7%	1.0%	3.9%

KAMAN

Organic Sales Growth
Organic Sales  - Organic sales is defined as GAAP net sales less sales derived from acquisitions. Management believes organic sales provides an important perspective on the underlying performance of our operations.